Exhibit 10.9.5

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (this "Agreement"),  dated as of November 24, 2003, by
and   between   Pharmaceutical   Resources,   Inc.,   a   Delaware   corporation
("Resources"), and Thomas Haughey ("Executive").

                                R E C I T A L S :

     A. WHEREAS, Executive desires to provide services to Resources and Resources's wholly-owned subsidiary, Par Pharmaceutical, Inc. ("Par" and, together with Resources, "Employer"); and

     B. WHEREAS, Resources and Executive desire to formalize the terms and conditions of Executive's employment with the Company.

     In consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

     1.   EMPLOYMENT.

          1.1.  GENERAL.

          (a) Resources hereby employs Executive, effective as of the Effective Date (as defined in Section 3.1 hereof), in the capacities of Vice President, General Counsel and Secretary of Resources and Vice President, General Counsel and Secretary of Par at the compensation rate and benefits set forth in Section 2 hereof for the Employment Term (as defined in Section 3.1 hereof). Executive hereby accepts such employment, effective as of the Effective Date, subject to the terms and conditions herein contained. In all such capacities, Executive shall be responsible for all aspects of the legal affairs of Employer, including, without limitation, compliance with applicable laws and regulations, and shall perform and carry out such duties and responsibilities that are reasonably consistent with Executive's positions and responsibilities and this Agreement as may be assigned to him by the Executive Chairman of the Board of Directors of Resources (the "Board"), who will be authorized by a Board resolution as the authorized person for such purpose, the President and the Chief Executive Officer of Resources and, with respect to certain special projects, such person(s) as may be designated by the Executive Chairman of the Board. Executive shall report to the Executive Chairman of the Board.

          (b) In connection with Executive's duties hereunder, Executive shall act as the ethics officer pursuant to Employer's corporate Code of Conduct as may be amended from time to time, and hereby acknowledges that in such capacity as well as other complaint or whistleblower procedures of Employer, Executive may become privy to allegations of unethical or unlawful conduct of employees, officers or directors of Employer. Executive shall conduct a preliminary investigation of any such allegations as may be reasonable under the circumstances and shall report any such allegation and the results of Executive's investigation to Resource's Audit Committee.

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          1.2.  TIME DEVOTED TO POSITION. Executive, during the Employment Term, shall devote substantially all of his business time, attention and skills to the business and affairs of Employer.

          1.3. CERTIFICATIONS. Whenever the Chief Executive Officer and/or Chief Financial Officer of Resources or the Chief Executive Officer and/or Chief Financial Officer of Par is required by law, rule or regulation or requested by any governmental authority or by Resources's or Par's auditors to provide certifications with respect to Resources or Par's financial statements or filings with the Securities and Exchange Commission or any other governmental authority, Executive shall sign such certifications as may be reasonably requested by such officers, Resources and/or Par, with such exceptions as Executive deems necessary to make such certifications accurate and not misleading.

     2.   COMPENSATION AND BENEFITS.

          2.1. SALARY. At all times Executive is employed hereunder, Employer shall pay to Executive, and Executive shall accept, as full compensation for any and all services rendered and to be rendered by him during such period to Employer in all capacities, including, but not limited to, all services that may be rendered by him to any of Employer's subsidiaries, entities and organizations presently existing or hereafter formed, organized or acquired, directly or indirectly, by Employer (each, a "Subsidiary" and collectively, the
"Subsidiaries"), the following: (i) a base salary at the annual rate of $230,000, or at such increased rate as the Board (through its Compensation and Stock Option Committee), in its sole discretion, may hereafter from time to time grant to Executive (as so adjusted, the "Base Salary"); and (ii) any bonus and the benefits set forth in Sections 2.2, 2.3, 2.4 and 2.5 hereof. The Base Salary shall be payable in accordance with the regular payroll practices of Employer applicable to senior executives, less such deductions as shall be required to be withheld by applicable law and regulations.

          2.2. BONUS. Subject to Section 3.3 hereof, Executive shall be entitled to an annual bonus during the Employment Term in such amount (if any) as determined by the Board, in its sole discretion, based on such performance criteria as it deems appropriate, including, without limitation, Executive's performance and Employer's earnings, financial condition, rate of return on equity and compliance with regulatory requirements; PROVIDED, HOWEVER, that so long as the Employment Term shall not have been terminated during the Initial Term (as defined in Section 3.1 hereof) by Employer pursuant to Section 3.2.4 hereof or by Executive pursuant to Section 3.2.2 hereof, Executive shall be entitled to receive an annual bonus, upon expiration of the Initial Term, in an amount equal to at least twenty five (25%) percent of the Base Salary.

          2.3. EQUITY COMPENSATION. Executive shall be entitled to participate in long-term incentive plans, including, without limitation, stock option, restricted stock and similar equity plans of Employer as may be offered from time to time. In connection herewith, Executive has been granted options to purchase 35,000 shares of common stock of Resources on terms and conditions set forth in the 2001 Performance Equity Plan and Executive's Stock Option Agreement with Resources.

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          2.4.  EXECUTIVE BENEFITS.

                2.4.1. EXPENSES. Employer shall promptly reimburse Executive for expenses he reasonably incurs in connection with the performance of his duties (including business travel and entertainment expenses) hereunder, all in accordance with Employer's policies with respect thereto as in effect from time to time.

                2.4.2. EMPLOYER PLANS. Executive shall be entitled to participate in such employee benefit and welfare plans and programs as Employer may from time to time generally offer or provide to executive officers of Employer or its Subsidiaries, including, but not limited to, participation in life insurance, health and accident, medical plans and programs and profit sharing and retirement plans in accordance with the terms and conditions of such plans and programs.

                2.4.3. VACATION. Executive shall be entitled to three (3) weeks of paid vacation per calendar year, prorated for any partial year.

                2.4.4. AUTOMOBILE. Employer shall provide Executive with an automobile cash allowance in the amount of $1,050 (gross) per month.

          2.5. SIGNING BONUS. On the date hereof, Employer shall pay to Executive a one-time signing bonus (the "Signing Bonus") in the amount of $50,000, less such deductions as shall be required to be withheld by applicable law and regulations. In the event Executive's employment is terminated during the Initial Term by Executive pursuant to Section 3.2.2 hereof or by Employer pursuant to Section 3.2.4 hereof, Executive shall repay to Employer the Signing Bonus, less one-twelfth (1/12) of such amount for each full thirty (30) day period during which Executive shall have been employed hereunder.

     3.   EMPLOYMENT TERM; TERMINATION.

          3.1. EMPLOYMENT TERM. Executive's employment hereunder shall commence on November 24, 2003 (the "Effective Date") and, except as otherwise provided in
Section 3.2 hereof, shall continue until the first (1st) anniversary of the Effective Date (the "Initial Term"). Thereafter, this Agreement shall automatically be renewed for successive one-year periods commencing on the first
(1st) anniversary of the Effective Date (the Initial Term, together with any such subsequent employment period(s), being referred to herein as the "Employment Term"), unless Executive or Employer shall have provided a Notice of Termination (as defined in Section 3.4.1 hereof) in respect of its or his election not to renew the Employment Term to the other party at least 45 days prior to such termination. Upon non-renewal of the Employment Term pursuant to this Section 3.1 or termination pursuant to Sections 3.2.1 through 3.2.6 hereof, inclusive, Executive shall be released from any duties hereunder (except as set forth in Sections 2.5 and 4 hereof) and the obligations of Employer to Executive shall be as set forth in Section 3.3 hereof only. A non-renewal of the Employment Term pursuant to this Section 3.1 shall not constitute a termination of Executive's employment for purposes of Section 3.3 hereof.

          3.2. EVENTS OF TERMINATION. The Employment Term shall terminate upon the occurrence of any one or more of the following events:

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                3.2.1.   DEATH.   In  the  event  of  Executive's   death,   the
Employment Term shall terminate on the date of his death.

                3.2.2. WITHOUT CAUSE BY EXECUTIVE. Executive may terminate the Employment Term at any time during such Term for any reason or no reason whatsoever by giving a Notice of Termination to Employer. The Date of Termination (as defined in Section 3.4.2 hereof) for this Section 3.2.2 shall be thirty (30) days after the Notice of Termination is given.

                3.2.3. DISABILITY. In the event of Executive's Disability (as hereinafter defined), Employer may terminate the Employment Term by giving a Notice of Termination to Executive. The Notice of Termination shall specify the Date of Termination, which date shall not be earlier than thirty (30) days after the Notice of Termination is given. For purposes of this Agreement, "Disability" means disability, as defined in any long-term disability insurance policy provided by Employer and insuring Executive or, in the absence of any such policy, the inability of Executive for 180 days in any twelve (12) month period to substantially perform his duties hereunder as a result of a physical or mental illness, all as determined in good faith by the Board.

                3.2.4. CAUSE. Employer may terminate the Employment Term for "Cause," based on objective factors determined in good faith by a majority of the Board as set forth in a Notice of Termination to Executive specifying the reasons for termination and the failure of the Executive to cure the same within ten (10) days after Employer shall have given the Notice of Termination; PROVIDED, HOWEVER, that in the event the Board in good faith determines that the underlying reasons giving rise to such determination cannot be cured, then the ten (10) day period shall not apply and the Employment Term shall terminate on the date that the Notice of Termination is given. For purposes of this Agreement, "Cause" shall mean (i) Executive's conviction of, guilty or no contest plea to, or confession of guilt of, a felony or other crime involving moral turpitude; (ii) an act or omission by Executive in connection with his employment that constitutes fraud, criminal misconduct, breach of fiduciary duty, dishonesty, gross negligence, malfeasance, willful misconduct or other conduct that is materially harmful or detrimental to Employer; (iii) a material breach by Executive of this Agreement; (iv) a continuing or other material failure by Executive to perform such duties as are assigned to Executive by Employer in accordance with this Agreement, other than a failure resulting from a Disability; (v) Executive's knowingly taking any action on behalf of Employer or any of its affiliates without appropriate authority to take such action; (vi) Executive's knowingly taking any action in conflict of interest with Employer or any of its affiliates given Executive's position with Employer; and/or (vii) the commission of an act of personal dishonesty by Executive in connection with Employer that involves personal profit.

                3.2.5. WITHOUT CAUSE BY EMPLOYER. Employer may terminate the Employment Term for any reason or no reason whatsoever (other than for the reasons set forth elsewhere in this Section 3.2) by giving a Notice of Termination to Executive. The Notice of Termination shall specify the Date of Termination, which date shall not be earlier than thirty (30) days after the Notice of Termination is given or such shorter period if Employer shall pay to Executive that amount of the full annual Base Salary amount that would have been earned between the 30-day period and such shorter period.

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                3.2.6.   EMPLOYER'S MATERIAL BREACH. Executive may terminate the
Employment Term upon Employer's material breach of this Agreement and the continuation of such breach for more than ten (10) days after written demand for cure of such breach is given to Employer by Executive (which demand shall identify the manner in which Employer has materially breached this Agreement). Employer's material breach of this Agreement shall mean (i) the failure of Employer to make any payment that it is required to make hereunder to Executive when such payment is due; (ii) the assignment to Executive, without Executive's express written consent, of duties materially inconsistent with his positions,
responsibilities   and  status  with  Employer,   or  a  significant  change  in
Executive's reporting responsibilities, titles or offices (it being agreed that Executive's change in reporting to the Chief Executive Officer and President of Resources shall not be deemed a significant change in Executive's reporting responsibilities), except in connection with the termination of the Employment Term by Employer for Cause, without Cause or Disability or as a result of Executive's death or voluntary resignation; (iii) a reduction by Employer in Executive's Base Salary; or (iv) a permanent reassignment of Executive's primary work location, without the consent of Executive, to a location more than 35 miles from Employer's executive offices in Woodcliff Lake, New Jersey.

          3.3. CERTAIN OBLIGATIONS OF EMPLOYER FOLLOWING TERMINATION OF THE EMPLOYMENT TERM. Following termination of the Employment Term under the circumstances described below, Employer shall pay to Executive or his estate, as the case may be, the following compensation and provide the following benefits in full satisfaction and final settlement of any and all claims and demands that Executive now has or hereafter may have hereunder against Employer. Any lump-sum payments owed by Employer shall be made to Executive within ten (10) business days of the Date of Termination. In connection with Executive's receipt of any or all monies and benefits to be received pursuant to this Section 3.3, Executive shall not have a duty to seek subsequent employment during the period in which he is receiving severance payments and any Severance Amount (as defined in Section 3.3.2 hereof) shall not be reduced solely as a result of Executive's subsequent employment by an entity other than Employer.

                3.3.1. FOR CAUSE. In the event that the Employment Term is terminated by Employer for Cause, Employer shall pay to Executive, in a single lump-sum, an amount equal to any unpaid but earned Base Salary through the Date of Termination.

                3.3.2. WITHOUT CAUSE BY EMPLOYER; MATERIAL BREACH BY EMPLOYER. In the event that the Employment Term is terminated by Employer pursuant to
Section 3.2.5 hereof or by Executive pursuant to Section 3.2.6 hereof, Employer shall pay to Executive, subject to Executive's continued compliance with the terms of Section 4 hereof, an amount equal to the Severance Amount. For purposes hereof, "Severance Amount" shall mean the full annual Base Salary amount in effect at such applicable time. Any payments made in accordance with this
Section 3.3.2 shall be made in twelve (12) equal monthly installments from the Date of Termination in accordance with Employer's regular payroll practices.

                3.3.3 WITHOUT CAUSE BY EXECUTIVE. In the event that the Employment Term is terminated by Executive pursuant to Section 3.2.2 hereof, Employer shall pay to Executive, in a single lump-sum, an amount equal to any unpaid but earned Base Salary through the Date of Termination.

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                3.3.4.   DEATH,  DISABILITY.  In the event  that the  Employment
Term is terminated by reason of Executive's death pursuant to Section 3.2.1 hereof or by Employer by reason of Executive's Disability pursuant to Section
3.2.3  hereof,  Employer  shall  pay to  Executive,  subject  to, in the case of
Disability,   Executive's  continued  compliance  with  Section  4  hereof,  the
Severance Amount, less any life and/or disability insurance proceeds received by Executive or his estate pursuant to insurance policies provided by Employer, payable in accordance with Section 3.3.2 hereof.

                3.3.5.   POST-EMPLOYMENT  TERM BENEFITS.  In the event Executive
is terminated pursuant to Sections 3.2.1 through 3.2.6 hereof, inclusive, or either Employer or Executive elects not to renew this Agreement pursuant to
Section 3.1 hereof, Employer shall reimburse Executive for any unpaid expenses pursuant to Section 2.4.1 hereof and if Executive is terminated pursuant to Sections 3.2.3, 3.2.5 or 3.2.6 hereof, Executive shall be entitled to participate, at Employer's expense, in all medical and health plans and programs of Employer in accordance with COBRA during such time as Executive, his spouse and dependents, if any, are entitled to continued health care coverage under COBRA (the "Benefits Period"), subject to Executive's continued compliance with the terms of Section 4 hereof; PROVIDED, that Executive's continued participation is permissible under the terms and provisions of such plans and programs; and PROVIDED, FURTHER, that in the event and when Executive is entitled to equal or comparable benefits from a subsequent employer during the Benefits Period, Employer's obligation with respect thereto pursuant to this
Section 3.3.5 shall end as of such date.

          3.4.  DEFINITIONS.

                3.4.1. "NOTICE OF TERMINATION" DEFINED. "Notice of Termination" means a written notice that indicates the specific termination provision relied upon by Employer or Executive and, except in the case of termination pursuant to Sections 3.2.1, 3.2.2 or 3.2.5 hereof, that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employment Term under the termination provision so indicated.

                3.4.2. "DATE OF TERMINATION" DEFINED. "Date of Termination" means such date as the Employment Term expires (if not renewed) or is terminated in accordance with Sections 3.1 or 3.2 hereof.

     4.   CONFIDENTIALITY AND NONSOLICITATION.

          4.1. "CONFIDENTIAL INFORMATION" DEFINED. "Confidential Information" means any and all information (oral or written) relating to Employer or any Subsidiary or any person controlling, controlled by, or under common control with Employer or any Subsidiary or any of their respective activities, including, but not limited to, information relating to: technology; research, test procedures and results; business strategies and plans; machinery and equipment; manufacturing processes; financial information; products; identity and description of materials and services used; purchasing; costs; pricing; customers and prospects; advertising, promotion and marketing; and selling, servicing and information pertaining to any governmental investigation, except such information which becomes public, other than as a result of a breach of the provisions of Section 4.2 hereof.

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          4.2.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.  Executive shall not at any time (other than as may be required or appropriate in connection with the performance by him of his duties hereunder), directly or indirectly, use, exploit, communicate, disclose or disseminate any Confidential Information in any manner whatsoever (except as may be required under legal process by subpoena or other court order).

          4.3. CERTAIN ACTIVITIES. Executive shall not, while employed by Resources and for a period of one (1) year following the Date of Termination, directly or indirectly, hire, offer to hire, entice away or in any other manner persuade or attempt to persuade any officer, employee, agent, lessor, lessee, licensor, licensee, customer, prospective customer or supplier of Employer or any of its Subsidiaries to discontinue or alter his or its relationship with Employer or any of its Subsidiaries.

          4.4.  INJUNCTIVE RELIEF. The parties hereby acknowledge and agree that
(a) Employer will be irreparably injured in the event of a breach by Executive of any of his obligations under this Section 4; (b) monetary damages will not be an adequate remedy for any such breach; (c) Employer will be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach; and (d) the existence of any claims that Executive may have against Employer, whether under this Agreement or otherwise, will not be a defense to the enforcement by Employer of any of its rights under this Section 4.

          4.5. NON-EXCLUSIVITY AND SURVIVAL. The covenants of Executive contained in this Section 4 are in addition to, and not in lieu of, any obligations that Executive may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise, and such covenants and their enforceability shall survive any expiration or termination of the Employment Term by either party and any investigation made with respect to the breach thereof by Employer at any time.

     5.   MISCELLANEOUS PROVISIONS.

          5.1. SEVERABILITY. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired; (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          5.2. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the two parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

          5.3. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given upon receipt when delivered by hand, overnight delivery or telecopy (with confirmed delivery), or

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three (3) business days after posting, when delivered by registered or certified mail or private courier service, postage prepaid, return receipt requested, as follows:

     If to Employer, to:

          Pharmaceutical Resources, Inc.
          300 Tice Boulevard
          Woodcliff Lake, New Jersey 07677
          Attention:     Chairman
          Telecopy No.:  (201) 802-4620

     Copy to (which shall not constitute notice):

          Stephen A. Ollendorff, Esq.
          Whitney John Smith, Esq.
          Kirkpatrick & Lockhart LLP
          599 Lexington Avenue
          New York, New York  10022
          Telecopy No.:  (212) 536-3901

     If to Executive, to:

          Thomas Haughey
          c/o Pharmaceutical Resources, Inc.
          300 Tice Boulevard
          Woodcliff Lake, New Jersey 07677

or to such other address(es) as a party hereto shall have designated by like notice to the other parties hereto.

          5.4. AMENDMENT. No provision of this Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by both Resources and Executive.

          5.5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof.

          5.6.  APPLICABLE   LAW.  This  Agreement  shall  be  governed  by  and
construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed therein.

          5.7. HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

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          5.8.  BINDING  EFFECT;  SUCCESSORS  AND  ASSIGNS.  Executive  may  not
delegate any of his duties or assign any of his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and beneficiaries, successors and permitted assigns. Employer shall require any successor (whether direct or indirect and whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, by an agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform if no such succession had taken place.

          5.9. WAIVER, ETC. The failure of either of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

          5.10. REPRESENTATIONS AND WARRANTIES.

                5.10.1. CAPACITY, ETC. Each of Executive and Employer hereby represents and warrants to the other that, as the case may be: (a) he or it has full power, authority and capacity to execute and deliver this Agreement, and to perform his or its obligations hereunder; (b) such execution, delivery and performance shall not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he or it is a party or he or it is otherwise bound or violate the law; and (c) this Agreement is his or its valid and binding obligation enforceable in accordance with its terms.

                5.10.2. BAR ADMISSION. Executive hereby represents and warrants that he is duly licensed as an attorney and in good standing in the State of New York.

          5.11. ENFORCEMENT; JURISDICTION. If any party institutes legal action to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be awarded reasonable attorneys' fees at all trial and appellate levels, and the expenses and costs incurred by such prevailing party in connection therewith. Subject to Section 5.12 hereof, any legal action, suit or proceeding, in equity or at law, arising out of or relating to this Agreement shall be instituted exclusively in the State or Federal courts located in the Borough of Manhattan, City of New York and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that such party is not subject personally to the jurisdiction of any such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or should be transferred, or that this Agreement or the subject matter hereof may not be enforced in or by any such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to

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affect  or limit the right of any  party to serve  process  in any other  manner permitted by applicable law.

          5.12. ARBITRATION.

                (a) Any dispute under Section 3 hereof, including, but not limited to, the determination by the Board of a termination for Cause pursuant to Section 3.2.4 hereof, or in respect of the breach thereof shall be settled by arbitration in the Borough of Manhattan, City of New York. The arbitration shall be accomplished in the following manner. Either party may serve upon the other party written demand that the dispute, specifying the nature thereof, shall be submitted to arbitration. Within ten (10) days after such demand is given in accordance with Section 5.3 hereof, each of the parties shall designate an arbitrator and provide written notice of such appointment upon the other party. If either party fails within the specified time to appoint such arbitrator, the other party shall be entitled to appoint both arbitrators. The two (2)
arbitrators so appointed shall appoint a third arbitrator. If the two arbitrators appointed fail to agree upon a third arbitrator within ten (10) days after their appointment, then an application may be made by either party hereto, upon written notice to the other party, to the American Arbitration Association (the "AAA"), or any successor thereto, or if the AAA or its successor fails to appoint a third arbitrator within ten (10) days after such request, then either party may apply, with written notice to the other, to the Supreme Court of the State of New York, New York County, for the appointment of a third arbitrator, and any such appointment so made shall be binding upon both parties hereto.

                (b) The decision of the arbitrators shall be final and binding upon the parties. The party against whom the award is rendered (the "non-prevailing party") shall pay all fees and expenses incurred by the prevailing party in connection with the arbitration (including fees and disbursements of the prevailing party's counsel), as well as the expenses of the arbitration proceeding. The arbitrators shall determine in their decision and award which of the parties is the prevailing party, which is the non-prevailing party, the amount of the fees and expenses of the prevailing party and the amount of the arbitration expenses. The arbitration shall be conducted, to the extent consistent with this Section 5.12, in accordance with the then prevailing rules of commercial arbitration of the AAA or its successor. The arbitrators shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration, but all consultations shall be made in the presence of both parties, who shall have the full right to cross-examine the experts and authorities. The arbitrators shall render their award, upon the concurrence of at least two of their number, not later than thirty (30) days after the appointment of the third arbitrator. The decision and award shall be in writing, and counterpart copies shall be delivered to each of the parties. In rendering an award, the arbitrators shall have no power to modify any of the provisions of this Agreement, and the jurisdiction of the arbitrators is expressly limited accordingly. Judgment may be entered on the award of the arbitrators and may be enforced in any court of competent jurisdiction.



                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS  WHEREOF,  this Agreement has been executed and delivered by the parties hereto as of the date first above written.


                         PHARMACEUTICAL RESOURCES, INC.

                              /s/ Steve Montalto
                         By:  ----------------------------------------
                              Name:  Steve Montalto
                              Title: Vice President of Human Resources



                         /s/ Thomas Haughey
                         ---------------------------------------------
                         Thomas Haughey

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